Exhibit 99.1

Keysight Technologies Provides Business Update
For Fiscal Second Quarter

SANTA ROSA, Calif., March 18, 2020 - Keysight Technologies, Inc. (NYSE: KEYS), a leading technology company that helps enterprises, service providers and governments accelerate innovation to connect and secure the world, today announced that in order to limit the spread of coronavirus, mitigate the risks to employees, customers and suppliers, and in response to local government directives, it has temporarily closed many of its locations globally until the end of March at least.
The temporary closures impact both the company headquarters in Santa Rosa, California and principal order fulfillment and manufacturing operations in Malaysia. These actions may impact the Company’s ability to meet the fiscal second quarter 2020 financial guidance provided on February 24, 2020. This guidance reflected the best information available as of that time. Due to the disruption and uncertainties resulting from this situation, the Company is currently unable to quantify the full coronavirus impact and will provide additional information during the next earnings call.

Forward-Looking Statements
This communication contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. These forward-looking statements involve risks and uncertainties that could significantly affect the expected results and are based on certain key assumptions of Keysight’s management and on currently available information. Due to such uncertainties and risks, no assurances can be given that such expectations or assumptions will prove to have been correct, and readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Keysight undertakes no responsibility to publicly update or revise any forward-looking statement. The forward-looking statements contained herein include, but are not limited to, information and future guidance on the company’s goals, priorities, revenues, demand, financial condition, earnings, the continued strengths and expected growth of the markets the company sells into, operations, customer solutions, execution of the company’s strategy and site closures, that involve risks and uncertainties that could cause Keysight’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, changes in the demand for current and new products, technologies, and services; customer purchasing decisions and timing; the risk that we are not able to realize the savings or benefits expected from integration or restructuring activities; and impact on manufacturing operations, the supply chain and slowdown in customer purchasing caused by epidemic and pandemic conditions. The words “estimate,” “expect,” “intend,” “will,” “should,” “continue,” and similar expressions, as they relate to the company, are intended to identify forward-looking statements.
In addition to the risks above, other risks that Keysight faces include those detailed in Keysight’s filings with the Securities and Exchange Commission, including our Form 10-K for the fiscal year ended Oct. 31, 2019 and Form 10-Q for the fiscal quarter ended Jan. 31, 2020.
About Keysight Technologies
Keysight Technologies, Inc. (NYSE: KEYS) is a leading technology company that helps enterprises, service providers and governments accelerate innovation to connect and secure the world. Keysight's solutions optimize networks and bring electronic products to market faster and at a lower cost with offerings from design simulation, to prototype validation, to manufacturing test, to optimization in networks and cloud environments. Customers span the worldwide communications ecosystem, aerospace and defense, automotive, energy, semiconductor and general electronics end markets. Keysight generated revenues of $4.3B in fiscal year 2019. More information is available at www.keysight.com.

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EDITORIAL CONTACT:
Denise Idone
+ 1 631-849-3500
denise.idone@keysight.com

INVESTOR CONTACT:
Jason Kary
+1 707-577-6916
jason.kary@keysight.com